Coopers & Lybrand L.L.P.
a professional service firm


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-2 (File No. 33-60566) of our report dated January 19, 1996, on our audits of the consolidated financial statements of Northern Empire Bancshares. We also consent to the reference to our firm under the caption "Experts."


/Coopers & Lybrand L.L.P./
San Francisco, California
March 22, 1996






Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.